UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2025

MILL CITY VENTURES III, LTD.
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2025, Mill City Ventures III, Ltd. (“Mill City”) entered into an Amended and Restated Subordination and Intercreditor Agreement with Orion Pip, LLC, as administrative agent and collateral agent for senior lenders to Mustang Funding, LLC, and with Mustang Funding, LLC. The agreement contains customary and negotiated terms and conditions relating to the full subordination of Mill City’s right to payment (subject to certain exceptions) and right to collateral pledged by Mustang Funding in favor of Mill City to secure the obligations of Mustang Funding under that certain Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note in the original principal amount of $10 million (most recently amended effective January 21, 2025 to extend the maturity date of Mill City’s loan to Mustang Funding to March 28, 2027, and to increase the per annum rate of interest to 20%, as earlier disclosed). The agreement is deemed effective as of January 24, 2025.

On February 1, 2025, Mill City entered into a Security Agreement with Mustang Funding, LLC, also deemed effective as of January 24, 2025, pursuant to which Mustang Funding granted Mill City a security interest in substantially all of Mustang Funding’s assets, subject to certain enumerated exceptions, as collateral security for the above-described $10 million principal amount loan.

On February 1, 2025, Mill City entered into new Executive Employment Agreements with each of Douglas M. Polinsky, the Chief Executive Officer of Mill City, and Joseph A. Geraci II, the Chief Financial Officer of Mill City. These new Executive Employment Agreements are substantially identical to the prior executive employment agreements with these executives that had earlier expired on December 31, 2024, each containing the same two-year term and restrictive covenants, and were deemed to be effective as of January 1, 2025. The new Executive Agreements increase the base salary of each executive to $220,000 per year.

Copies of the above-described Amended and Restated Subordination and Intercreditor Agreement, Security Agreement, and Executive Employment Agreements are being filed as exhibits to this report. In addition, Mill City is filing a copy of Amendment 5 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note as an exhibit to this report (the entry into which, and the terms of which, were earlier disclosed in a current report on Form 8-K filed on January 28, 2025).

Item 8.01 Other Events.

On February 3, 2025, Mill City issued a press release, a copy of which is being filed as an exhibit to this report.

Item 8.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment 5 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note (with Mustang Funding, LLC), dated effective January 21, 2025*
10.2

Amended and Restated Subordination and Intercreditor Agreement with Orion Pip, LLC, as administrative agent and collateral agent for senior lenders, and with Mustang Funding, LLC, dated effective January 25, 2025*

10.3	Security Agreement with Mustang Funding, LLC, dated effective January 25, 2025*
10.4	Executive Employment Agreement with Douglas M. Polinsky, dated effective January 1, 2025*
10.5	Executive Employment Agreement with Joseph A. Geraci II, dated effective January 1, 2025*
10.6	Press release dated February 3, 2025*

* filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILL CITY VENTURES III, LTD.
Date: February 3, 2025
	By:	/s/ Joseph A. Geraci, II
Joseph A. Geraci, II
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
10.1	Amendment 5 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note (with Mustang Funding, LLC), dated effective January 21, 2025
10.2

Amended and Restated Subordination and Intercreditor Agreement with Orion Pip, LLC, as administrative agent and collateral agent for senior lenders, and with Mustang Funding, LLC, dated effective January 25, 2025

10.3	Security Agreement with Mustang Funding, LLC, dated effective January 25, 2025
10.4	Executive Employment Agreement with Douglas M. Polinsky, dated effective January 1, 2025
10.5	Executive Employment Agreement with Joseph A. Geraci II, dated effective January 1, 2025
10.6	Press release dated February 3, 2025

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